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                                                               File No. 811-8060
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM N-1A

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                 ACT OF 1940                                / /

                                 AMENDMENT NO. 2                            /x/


                            PIC SMALL CAP. PORTFOLIO
               (Exact name of registrant as specified in charter)

  300 NORTH LAKE AVENUE
      PASADENA, CA                                                91101-4106
(Address of Principal Executive Offices)                          (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER (INCLUDING AREA CODE): (818) 449-8500

                                  THAD M. BROWN
                          PROVIDENT INVESTMENT COUNSEL
                              300 NORTH LAKE AVENUE
                             PASADENA, CA 91101-4106
               (Name and address of agent for service of process)

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                            PIC SMALL CAP. PORTFOLIO

                                     PART A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

         PIC Small Cap. Portfolio (the "Small Cap. Portfolio" or the "Portfolio") is a diversified, management open-end investment company which was organized as a trust under the laws of the State of New York on March 22, 1993.

         The investment objective of the Small Cap. Portfolio is to provide capital appreciation. There is no assurance that the Small Cap. Fund will achieve its objective.

         The Small Cap. Portfolio will invest in equity securities, consisting of common stocks and securities having the characteristics of common stocks, such as convertible preferred stocks, convertible debt securities and warrants. The Small Cap. Portfolio will invest at least 60% and under normal circumstances expects to invest at least 95% of its assets in such equity securities of small companies. In general, a "small company" is one which has a market capitalization of $250 million or less at the time of investment. In selecting investments for the Small Cap. Portfolio, Provident Investment Counsel, the Advisor to the Small Cap. Portfolio, will select equity securities of small companies which are currently experiencing an above-average rate of earnings growth. In addition, the Advisor seeks companies that have annual revenues of less than $250 million. To the extent that the Small Cap. Portfolio does invest in small issuers, there is the risk that such securities will be less marketable or may be subject to greater fluctuations in price than the securities of larger issuers. Small companies often pay no dividends, and income is not a primary goal of the Small Cap. Portfolio.

         The Advisor supports its selection of individual securities through intensive research and uses qualitative and quantitative disciplines to determine when securities should be sold. In unusual circumstances, economic, monetary, technical and other factors may cause the Advisor to assume a temporary, defensive position during which all or a substantial portion of the Portfolio's assets may be invested in short-term instruments. For more information about short-term investments, see "Short-Term Investments" below. The Small Cap. Portfolio also may invest part of its assets temporarily in short-term investments pending the investment of the proceeds of the sale of its Interests or of its portfolio securities.

         The Small Cap. Portfolio may also invest up to 20% of its assets in foreign equity securities, although there is no requirement that it do so. See "Foreign Securities" below.

         SHORT-TERM INVESTMENTS. The short-term investments that may be purchased by the Small Cap. Portfolio consist of high quality debt obligations maturing in one year or less from the date of purchase, such as U.S. Government securities, certificates of deposit, bankers' acceptances and commercial paper. High quality means the obligations have been rated at least A-1 by S&P or Prime-1 by Moody's, or have an outstanding issue of debt securities rated at least A by S&P or Moody's, or are of comparable quality in the opinion of the Advisor. See the Appendix for a description of S&P and Moody's ratings.


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         Short-term investments also include repurchase agreements. A repurchase agreement is a transaction in which the Portfolio purchases a security, and at the same time, the seller (normally a commercial bank or broker-dealer) agrees to repurchase the same security (and/or a security substituted for it under the repurchase agreement) at an agreed-upon price and date in the future. The resale price is in excess of the purchase price in that it reflects an agreed-upon market interest rate effective for the period of time during which the Portfolio holds the securities. The majority of these transactions run from day to day and not more than seven days from the original purchase. The Portfolio's risk is limited to the ability of the seller to pay the agreed-upon sum upon the delivery date; in the event of bankruptcy or other default by the seller, there may be possible delays and expenses in liquidating the instrument purchased, decline in its value and loss of interest. However, the securities will be marked to market every business day so that the value is at least equal to the amount due from the seller, including accrued interest. The Advisor will also consider the creditworthiness of any bank or broker-dealer involved in repurchase agreements.

         U.S. GOVERNMENT SECURITIES. U.S. Government securities include direct obligations issued by the United States Treasury, such as Treasury bills, certificates of indebtedness, notes and bonds. U.S. Government agencies and instrumentalities that issue or guarantee securities include, but are not limited to, the Federal Home Loan Banks, the Federal National Mortgage Association and the Student Loan Marketing Association.

         Except for U.S. Treasury securities, obligations of U.S. Government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States. Some, such as those of the Federal Home Loan Banks, are backed by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase the agencies' obligations; while still others, such as the Student Loan Marketing Association, are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment.

         FOREIGN SECURITIES. The Small Cap. Portfolio has the right to invest up to 20% of its total assets in foreign securities. The Portfolio will only purchase foreign securities which are listed on a "national securities exchange," as defined in the Investment Company Act of 1940 (the "1940 Act"), or included in the NASDAQ National Market System or which are represented by American Depositary Receipts listed on a national securities exchange or included in the NASDAQ National Market System.

         Interest or dividend payments on foreign securities may be subject to foreign withholding taxes. There are also risks in investing in foreign securities. The value of an investment may be affected indirectly by changes in currency rates and in exchange control regulations. Foreign companies are frequently not subject to the accounting and financial reporting standards applicable to domestic companies, and there may be less information about foreign issuers. In addition, investments in foreign countries are subject to the possibility of expropriation or


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confiscatory taxation, political or social instability or diplomatic developments that could adversely affect the value of those investments.

         OPTIONS TRANSACTIONS. The Small Cap. Portfolio may write (sell) covered cash and cash secured put options, and it may purchase call and put options on stocks and stock indices. The Small Cap. Portfolio will write options on its portfolio securities for the purpose of increasing its return or to protect the value of its portfolio. If the price of the underlying security moves adversely to the Portfolio's position, the option may be exercised, and the Portfolio will be required to purchase or sell the underlying security at a disadvantageous price, which may only be partially offset by the amount of the premium, if at all. The Small Cap. Portfolio also may write straddles, which are combinations of put and call options on the same security, and which may generate additional income, but may also present increased risk. The premium paid for a put or call option plus any transaction costs will reduce the benefit, if any, realized by the Fund upon exercise or liquidation of the option, and unless the price of the underlying security changes sufficiently, the option may expire without value to the Portfolio. The Portfolio's custodian or a securities depository holds securities in escrow for the Portfolio in connection with options transactions. See the Statement of Additional Information.

         FUTURES. The Portfolio may buy and sell stock index futures contracts. The Portfolio will enter into these transactions in order to hedge against changes in prices of the Portfolio's securities. No more than 25% of the Portfolio will be hedged.

         A stock index futures contract is an agreement pursuant to which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of securities is made. If the Advisor expected general stock market prices to rise, it might purchase a stock index futures contract as a hedge against an increase in prices of particular equity securities it wanted ultimately to buy. If in fact the stock index did rise, the price of the equity securities intended to be purchased might also increase, but that increase would be offset in part by the increase in the value of the Portfolio's futures contract resulting from the increase in the index. On the other hand, if the Advisor expected general stock market prices to decline, it might sell a futures contract on the index. If that index did in fact decline, the value of some or all of the equity securities held by the Portfolio might also be expected to decline, but that decrease would be offset in part by the increase in the value of the futures contract.

         There is no assurance that it will be possible at any particular time to close a futures position. In the event that the Portfolio could not close a futures position and the value of the position declined, the Portfolio would be required to continue to make daily cash payments of maintenance margin. There can be no assurance that hedging transactions will be successful, as there may be an imperfect correlation between movements in the prices of the futures contracts and of the securities being hedged, or price distortions due to market conditions in the futures markets. Successful use of futures contracts is subject to the Advisor's ability to predict correctly movements in the direction of interest rates, market prices and other factors affecting the value of securities.

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         PORTFOLIO TURNOVER. The annual rate of portfolio turnover of the Small
Cap. Portfolio was 45.45% for the fiscal year ended October 31, 1995 and is expected to be less than 100% in the future. However, under certain market conditions, the Portfolio may experience a higher rate of portfolio turnover. In general, the Advisor will not consider the rate of portfolio turnover to be a limiting factor in determining when or whether to purchase or sell securities in order to achieve the Portfolio's objective. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which are borne directly by the Portfolio, and may increase realized capital gains which are taxable to Holders when distributed.


                             INVESTMENT RESTRICTIONS

         The Portfolio has adopted certain investment restrictions, which are described fully in the Statement of Additional Information. One of these restrictions states that the Portfolio may borrow money only from banks for temporary or emergency purposes in amounts not to exceed 10% of the Portfolio's assets, and that additional investments may not be made while any such borrowings are in excess of 5% of the Portfolio's assets. Like the investment objective, these restrictions are fundamental and may be changed only by a majority vote of the outstanding Interests of the Portfolio.

         The Portfolio may, as a fundamental policy and within limits, engage in short sales, but only those which are "against the box." Such short sales are a method of locking in unrealized capital gains without current recognition of such gains.

         It is a position of the Securities and Exchange Commission (and an operating although not a fundamental policy of the Portfolio) that open-end investment companies such as the Portfolio should not make certain illiquid investments if thereafter more than 15% of the value of its net assets would be so invested. The investments included in this 15% limit are (i) those which are restricted; i.e., those which cannot freely be sold for legal reasons (other than those which meet the requirements of Securities Act Rule 144A); (ii) fixed time deposits subject to withdrawal penalties (other than deposits with a term of less than seven days); (iii) repurchase agreements having a maturity of more than seven days; and (iv) investments for which market quotations are not readily available. The 15% limitation does not include obligations which are payable at principal amount plus accrued interest within seven days after purchase.

ITEM 5. MANAGEMENT OF THE FUND.

         The Portfolio's Board of Trustees decides on matters of general policy and reviews the activities of the Advisor and the Administrator. The Portfolio's officers conduct and supervise the daily business operations of the Portfolio.

THE ADVISOR

         The Advisor to the Small Cap. Portfolio is Provident Investment Counsel, Inc., 300 North Lake Avenue, Pasadena, California 91101-4106. Subject to the direction and control of the Trustees of the Small Cap. Portfolio, the Advisor formulates and implements an investment program for the Portfolio, including determining which securities should be bought and sold. The Advisor also provides certain of the officers of the Portfolio. For its services, The Advisor


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receives a fee from the Portfolio, accrued daily and paid monthly, at the annual rate of 0.80% of the average daily net assets of the Portfolio.


         The Advisor traces its origins to an investment partnership formed in 1951. On February 15, 1995, it became an indirect, wholly owned subsidiary of United Asset Management ("UAM"), a publicly owned corporation with headquarters located at One International Place, Boston, MA 02110. UAM is principally engaged, through affiliated firms, in providing institutional investment management services. At December 31, 1995, total assets under the Advisor's management were in excess of $17 billion.


THE ADMINISTRATOR

         Pursuant to an Administration Agreement, Investment Company Administration Corporation (the "Administrator") supervises the overall administration of the Portfolio, including, among other responsibilities, the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations, arranging for the maintenance of books and records and the Portfolio, and supervision of other organizations that provides services to the Portfolio. Certain officers of the Portfolio are also provided by the Administrator. The Portfolio is responsible for paying legal and auditing fees, the fees and expenses of its custodian, accounting services and transfer agents, trustees' fees and registration fees, as well as its other operating expenses. For the services it provides, the Administrator receives a fee from the Portfolio at an annual rate of .10% of the average daily net assets of the Portfolio; the fee is accrued daily and paid monthly.

TRANSFER AND DIVIDEND PAYING AGENT

         The Portfolio does not have a transfer or dividend paying agent for the Portfolio.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

         Holders of Interests in the Portfolio are entitled to one vote for each full Interest held (and fractional votes for fractions of Interests) and may vote in the election of Trustees and on other matters submitted to meetings of Holders. It is not contemplated that regular annual meetings of Holders will be held.

         The Declaration of Trust provides that the Holders have the right, upon the declaration in writing or vote of the Holders of a majority of Interests, to remove a Trustee. The Trustees will call a meeting of Holders to vote on the removal of a Trustee upon the written request of the Holders of ten per cent of its Interests. In addition, ten Holders holding the lesser of $25,000 worth or one per cent of the Interests may advise the Trustees in writing that they wish to communicate with other Holders for the purpose of requesting a meeting to remove a Trustee. The Trustees will then, if requested by the applicants, mail at the applicants' expense the applicants' communication to all other Holders.

         Holders of Interests have no preemptive or other right to subscribe for additional securities. Interests are non-transferable.


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         Holders may be liable for obligations of the Portfolio, but the risk of a Holder incurring financial loss on account of such liability is limited to circumstances in which the Portfolio was unable to meet its obligations.

         The Book Capital Account balances of Holders are determined at such time or times, at such frequency and pursuant to such method as the Trustees may from time to time determine. The power and duty to make such calculations may be delegated by the Trustees to such person as the Trustees may determine. Such calculations are made on such days as necessary to comply with Rule 22c-1 under the 1940 Act.

         The Trustees shall, in compliance with applicable provisions of the Internal Revenue Code (the "Code") or regulations thereunder, agree to (a) the daily allocation of income or loss to each Holder, (b) the payment of distributions to Holders and (c) upon liquidation of the Portfolio, the final distribution of items of taxable income and expense. Any such agreement may be amended from time to time to comply with the Code or regulations thereunder. The Trustees may retain from net profits such amount as they may deem necessary to pay the debts or expenses of the Portfolio or to meet obligations of the Portfolio, or as they may deem desirable to use in the conduct of the affairs of the Portfolio or to retain for future requirements or extension of the business of the Portfolio.


         As of February 28, 1996, the Registrant was controlled by the PIC Small Cap. Growth Fund, 300 North Lake Avenue, Pasadena, CA 91101, which owned 99.9% of its outstanding Interests.


ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED

         Interests in the Portfolio are issued solely to institutional investors, including regulated investment companies, group trusts governed by
Section 501(a) of the Code, common trust funds governed by Section 584 of the Code and similar collective investment arrangements in transactions which do not involve any "public offering" within the meaning of the Securities Act of 1933 (the "1933 Act"). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         There is no sales charge on Interests in the Portfolio, and the Portfolio does not use its assets for distribution pursuant to Rule 12b-1 under the 1940 Act. There is no minimum investment in the Portfolio. The Portfolio reserves the right to reject any investment.

         The net asset value of the Portfolio is determined as of the close of regular trading (currently 4:00 p.m., New York time) on each day that the New York Stock Exchange is open for trading. The net asset value per Interest of the Portfolio is the value of the Portfolio's assets, less its liabilities, divided by the number of Interests outstanding.

         The Portfolio values its investments on the basis of the market value of the securities. Securities and other assets for which market prices are not readily available are valued at fair value as determined in good faith by the Board of Trustees of the Portfolio. The fair value of debt securities with remaining maturities of 60 days or less is normally their amortized cost value,


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unless conditions indicate otherwise. Cash and receivables are valued at their face amounts. Interest will be recorded as accrued and dividends will be recorded on their ex-dividend date.

ITEM 8. REDEMPTION OR REPURCHASE

         A Holder wishing to redeem Interests may do so at any time by writing to the Fund in care of its Custodian at P.O. Box 8950, Wilmington DE 19899, or by delivering instructions to the Custodian at 103 Bellevue Parkway, Wilmington, Delaware 19809. The redemption request should identify the Portfolio, specify the number of Interests to be redeemed and be signed by an authorized person of the Holder. If the request is not properly executed, the Interests specified will be redeemed at the net asset value next determined after receipt of the request. Payment for Interests tendered will be made within seven days after receipt by the Portfolio of instructions properly executed. However, payment may be delayed under unusual circumstances, as specified in the Investment Company Act of 1940 or as determined by the Securities and Exchange Commission. Payment will be sent only to Holders at the address of record.

REDEMPTION OF SMALL ACCOUNTS

         In order to reduce the Portfolio's expenses, the Board of Trustees is authorized to cause the redemption of all of the Interests of any Holder whose account has declined to a net asset value of less than $500, as a result of a transfer or redemption, at the net asset value determined as of the close of business on the business day preceding the sending of proceeds of such redemption. The Portfolio would give Holders whose Interests were being redeemed 60 days' prior written notice in which to purchase sufficient Interests to avoid such redemption.

ITEM 9.  PENDING LEGAL PROCEEDINGS


         Not applicable.

The date of this Part A is February 29. 1996.

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                                     PART B.

                            PIC SMALL CAP. PORTFOLIO

                       STATEMENT OF ADDITIONAL INFORMATION

ITEM 10. COVER PAGE


         This Statement of Additional Information of the PIC Small Cap. Portfolio (the "Small Cap. Portfolio" or the "Portfolio") is not a prospectus, and it should be read only in conjunction with Part A of this Registration Statement. The date of this Statement of Additional Information is February 29, 1996.


ITEM 11.  TABLE OF CONTENTS



Item 12.  General Information and History . . . . . . . . . . . . . . . . . . . . . .       B-1
Item 13.  Investment Objective and Policies . . . . . . . . . . . . . . . . . . . . .       B-1
Item 14.  Management of the Fund  . . . . . . . . . . . . . . . . . . . . . . . . . .       B-5
Item 15.  Control Persons and Principal Holders of Securities . . . . . . . . . . . .       B-6
Item 16.  Investment Advisory and Other Services  . . . . . . . . . . . . . . . . . .       B-6
Item 17.  Brokerage Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . .       B-7
Item 18.  Capital Stock and Other Securities  . . . . . . . . . . . . . . . . . . . .       B-8
Item 19.  Purchase, Redemption and Pricing of Securities Being Offered  . . . . . . .       B-8
Item 20.  Tax Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       B-8
Item 21.  Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       B-9
Item 22.  Calculation of Performance Data . . . . . . . . . . . . . . . . . . . . . .       B-9
Appendix  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       B-9
Item 23.  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .      B-10


ITEM 12.  GENERAL INFORMATION AND HISTORY

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES

         The investment objective of the Small Cap. Portfolio is to provide capital appreciation. There is no assurance that the Portfolio will achieve its objective. The discussion below supplements information contained in Part A as to investment policies of the Small Cap. Portfolio.

INVESTMENT RESTRICTIONS

         The Portfolio has adopted the following restrictions as fundamental policies, which may not be changed without the favorable vote of the holders of a "majority," as defined in the Investment Company Act of 1940 (the "1940 Act"), of the outstanding voting securities of the Portfolio. Under the 1940 Act, the "vote of the holders of a majority of the outstanding voting securities" means the vote of the holders of the lesser of (i) 67% of the Interests of the Portfolio represented at a meeting at which the holders of more than 50% of its outstanding Interests are represented or (ii) more than 50% of the outstanding Interests of the Portfolio.


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         The Portfolio may not:

         1. Issue senior securities, borrow money or pledge its assets, except that the Portfolio may borrow on an unsecured basis from banks for temporary or emergency purposes or for the clearance of transactions in amounts not exceeding 10% of its total assets (not including the amount borrowed), provided that it will not make investments while borrowings in excess of 5% of the value of the its total assets are outstanding;

         2. Make short sales of securities or maintain a short position, except for short sales against the box;

         3. Purchase securities on margin, except such short-term credits as may be necessary for the clearance of transactions;

         4. Write put or call options, except that it may write covered cash and cash secured put options and purchase call and put options on stocks and stock indices;

         5. Act as underwriter (except to the extent the Portfolio may be deemed to be an underwriter in connection with the sale of securities in its investment portfolio);

         6. Invest 25% or more of its total assets, calculated at the time of purchase and taken at market value, in any one industry (other than U.S. Government securities);

         7. Purchase or sell real estate or interests in real estate or real estate limited partnerships (although the Portfolio may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate);

         8. Purchase or sell commodities or commodity futures contracts, except that the Portfolio may purchase and sell stock index futures contracts;

         9. Buy oil and gas limited partnerships or oil, gas or mineral leases;

         10. Make loans (except for purchases of debt securities consistent with the investment policies of the Portfolio and except for repurchase agreements); or

         11. Make investments for the purpose of exercising control or management.

         The Portfolio observes the following restrictions as a matter of operating but not fundamental policy, pursuant to positions taken by federal and state regulatory authorities:

         The Portfolio may not:

         1. Purchase any security if as a result the Portfolio would then hold more than 10% of any class of securities of an issuer (taking all common stock issues as a single class, all preferred stock issues as a single class, and all debt issues as a single class);

         2. Invest in securities of any issuer if, to the knowledge of the Portfolio, any officer or Trustee of the Portfolio or any officer or Director of the Advisor owns more than 1/2 of 1% of the outstanding securities of such issuer, and such officers, Trustees and Directors who own more than 1/2 of 1% own in the aggregate more than 5% of the outstanding securities of such issuer;

         3. Invest more than 5% of the value of its net assets in warrants (included in that amount, but not to exceed 2% of the value of the Portfolio's net assets, may be warrants which are not listed on the New York or American Stock Exchange).

         4. Invest in any security if as a result the Portfolio would have more than 5% of its total assets invested in securities of companies which together with any predecessor have been in continuous operation for fewer than three years.

         5. Invest more than 10% of its assets in the securities of other investment companies or purchase more than 3% of any other investment company's voting securities or make any other investment in other investment companies except as permitted by federal and state law.

REPURCHASE AGREEMENTS

         Repurchase agreements are transactions in which a Portfolio purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to the bank or dealer at an agreed-upon date and price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased security. The purchaser maintains custody of the underlying securities prior to their repurchase; thus the obligation of the bank or dealer to pay the repurchase price on the date agreed to is, in effect, secured by such underlying securities. If the value of such securities is less than the repurchase price, the other party to the agreement will provide additional collateral so that at all times the collateral is at least equal to the repurchase price.

         Although repurchase agreements carry certain risks not associated with direct investments in securities, the Portfolio intends to enter into repurchase agreements only with banks and dealers believed by the Advisor to present minimum credit risks in accordance with guidelines established by the Boards of Trustees. The Advisor will review and monitor the creditworthiness of such institutions under the Board's general supervision. To the extent that the proceeds from any sale of collateral upon a default in the obligation to repurchase were less than the repurchase price, the purchaser would suffer a loss. If the other party to the repurchase agreement petitions for bankruptcy or otherwise becomes subject to bankruptcy or other liquidation proceedings, there might be restrictions on the purchaser's ability to sell the collateral and the purchaser could suffer a loss. However, with respect to financial institutions whose bankruptcy or liquidation proceedings are subject to the U.S. Bankruptcy Code, the Portfolio intends to comply with provisions under that Code that would allow them immediately to resell the collateral.

OPTIONS ACTIVITIES

         The Small Cap. Portfolio may write call options on stocks and stock indices, if the calls are "covered" throughout the life of the option. A call is "covered" if the Portfolio owns the optioned securities. When the Small Cap. Portfolio writes a call, it receives a premium and gives the purchaser the right to buy the underlying security at any time during the call period at a fixed exercise price regardless of market price changes during the call period. If the call is exercised, the Portfolio will forgo any gain from an increase in the market price of the underlying security over the exercise price.

         The Small Cap. Portfolio may purchase a call on securities to effect a "closing purchase transaction," which is the purchase of a call covering the same underlying security and having the same exercise price and expiration date as a call previously written by the Portfolio on which it


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
wishes to terminate its obligation. If the Portfolio is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the call previously written by the Portfolio expires (or until the call is exercised and the Portfolio delivers the underlying security).

         The Small Cap. Portfolio also may write and purchase put options ("puts"). When the Portfolio writes a put, it receives a premium and gives the purchaser of the put the right to sell the underlying security to the Portfolio at the exercise price at any time during the option period. When the Portfolio purchases a put, it pays a premium in return for the right to sell the underlying security at the exercise price at any time during the option period. If any put is not exercised or sold, it will become worthless on its expiration date. When the Portfolio writes a put, it will maintain at all times during the option period, in a segregated account, cash or U.S. Government securities equal in value to the exercise price of the put.

         A Portfolio's option positions may be closed out only on an exchange which provides a secondary market for options of the same series, but there can be no assurance that a liquid secondary market will exist at a given time for any particular option.

         The Portfolio's custodian, or a securities depository acting for it, generally acts as escrow agent as to the securities on which the Portfolio has written puts or calls, or as to other securities acceptable for such escrow so that no margin deposit is required of the Portfolio. Until the underlying securities are released from escrow, they cannot be sold by the Portfolio.

         In the event of a shortage of the underlying securities deliverable on exercise of an option, the Options Clearing Corporation has the authority to permit other, generally comparable securities to be delivered in fulfillment of option exercise obligations. If the Options Clearing Corporation exercises its discretionary authority to allow such other securities to be delivered, it may also adjust the exercise prices of the affected options by setting different prices at which otherwise ineligible securities may be delivered. As an alternative to permitting such substitute deliveries, the Options Clearing Corporation may impose special exercise settlement procedures.

FUTURES CONTRACTS

         The Portfolio may buy and sell stock index futures contracts. A futures contract is an agreement between two parties to buy and sell a security or an index for a set price on a future date. Futures contracts are traded on designated "contract markets" which, through their clearing corporations, guarantee performance of the contracts.

         A stock index futures contract may be used as a hedge by the Small Cap. Portfolio with regard to market risk as distinguished from risk relating to a specific security. A stock index futures contract does not require the physical delivery of securities, but merely provides for profits and losses resulting from changes in the market value of the contract to be credited or debited at the close of each trading day to the respective accounts of the parties to the contract. On the contract's expiration date, a final cash settlement occurs. Changes in the market value of a particular stock index futures contract reflects changes in the specified index of equity securities on which the future is based.

         There are several risks in connection with the use of futures contracts. In the event of an imperfect correlation between the futures contract and the portfolio position which is intended to be protected, the desired protection may not be obtained and the fund may be exposed to risk of loss. Further, unanticipated changes in interest rates or stock price movements may result in a poorer overall performance for the Portfolio than if it had not entered into any futures on debt securities or stock indexes.

         In addition, the market prices of futures contracts may be affected by certain factors. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the securities and futures markets. Second, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions.

ITEM 14. MANAGEMENT OF THE FUND

         The Trustees and officers of the Portfolio, their business addresses and principal occupations during the past five years are:

Richard N. Frank (age 73), Trustee                 Chief Executive Officer, Lawry's
234 E. Colorado Blvd.                              Restaurants, Inc.; formerly Chairman
Pasadena, CA  91101                                of Lawry's Foods, Inc.


Bernard J. Johnson (age 71),                       Retired; formerly Chairman Emeritus of the Advisor
   Trustee Emeritus
300 North Lake Avenue
Pasadena, CA  91101

James Clayburn LaForce (age 67),                   Dean Emeritus, John E. Anderson Graduate School of
     Trustee                                       Management, University of California, Los Angeles.
P.O. Box 1585                                      Director of The BlackRock Funds. Trustee of Payden &
Pauma Valley, CA 92061                             Rygel Investment Trust. Director of the Timken Co.,
                                                   Rockwell International, Eli Lilly, Jacobs Engineering
                                                   Group and Imperial Credit Industries .

Jeffrey J. Miller (age 45), President              Managing Director and Secretary of the Advisor
     and Trustee*
300 North Lake Avenue
Pasadena, CA  91101

Angelo R. Mozilo (age 57), Trustee                 Vice Chairman and Executive Vice President
155 N. Lake Avenue                                 of Countrywide Credit Industries (mortgage
Pasadena, CA  91101                                banking)

Thad M. Brown (age 45), Vice                       Senior Vice President and Chief Financial Officer
     President, Secretary and                      of the Advisor
     Treasurer of the Trust
300 North Lake Avenue
Pasadena, CA 91101

---------------------------------
* denotes Trustees who are "interested persons" of Portfolio under the 1940 Act.

         The following compensation was paid to each of the following Trustees. No other compensation or retirement benefits were received by any Trustee or officer from the Registrant or other registered investment company in the "Fund Complex."

                                          Compensation         Total Compensation
Name of Trustee                         From Registrant         From Fund Complex
---------------                         ---------------         -----------------
Richard N. Frank                             $4,950                   $11,000
Bernard J. Johnson                            4,050                    21,000
James Clayburn La Force                       5,400                    12,000
Angelo R. Mozilo                              5,400                    12,000


ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         The Portfolio is controlled by PIC Small Cap. Growth Fund, 300 North Lake Avenue, Pasadena, CA 91101, which owns 99.9% of its outstanding interests.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES

         Subject to the supervision of the Board of Trustees of the Portfolio, investment management and services are provided to the Portfolio by the Advisor, pursuant to an Investment Advisory Agreement (the "Advisory Agreement").

         Under the Advisory Agreement, the Advisor provides a continuous investment program for the Portfolio and makes decisions and places orders to buy, sell or hold particular securities. In conjunction with Investment Company Administration Corporation (the "Administrator"), the Advisor also supervises all matters relating to the operation of the Portfolio and obtains for it officers, clerical staff, office space, equipment and services. As compensation for its services, the Advisor receives a monthly fee at an annual rate of 0.60 of 1% of the Portfolio's average net assets. In addition to the fees payable to the Advisor and the Administrator, the Portfolio is responsible for its operating expenses, including: (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of Trustees other than those affiliated with the Advisor or the Administrator; (v) legal and audit expenses; (vi) fees and expenses of the custodian and transfer agent; (vii) fees and expenses for registration or qualification of the Portfolio and its Interests under federal or state securities laws; (viii) expenses of preparing, printing and mailing reports and notices and proxy material to Holders; (ix) other expenses incidental to holding any meetings of Holders; (x) dues or assessments of or contributions to the Investment Company Institute or any successor; (xi) such non-recurring expenses as may arise, including litigation affecting the Portfolio and the legal obligations with respect to which the Portfolio may have to indemnify its officers and Trustees; and (xii) amortization of organization costs.

         Under the Advisory Agreement, the Advisor will not be liable to the Portfolio for any error of judgment by the Advisor or any loss sustained by the Portfolio except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         The Advisory Agreement was approved by the Board of Trustees and by a majority of the Trustees who neither are interested persons of the Portfolio nor have any direct or indirect financial interest in the Advisory Agreement or any agreement related thereto ("Independent Trustees") on December 9, 1994. The Advisory Agreement will remain in effect for two years from its execution. Thereafter, if not terminated, the Advisory Agreement will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a majority vote of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

         The Advisory Agreement is terminable by vote of the Board of Trustees or by the holders of a majority of the outstanding voting securities of the Portfolio at any time without penalty, on 60 days' written notice to the Advisor. The Advisory Agreement also may be terminated by the Advisor on 60 days written notice to the Portfolio. The Advisory Agreement terminates automatically upon its assignment (as defined in the 1940 Act).


         During the fiscal years ended October 31, 1995, 1994 and 1993, the Registrant paid investment advisory fees to the Advisor in the amounts of $771,499, $640,123 and $56,885. In order to limit the aggregate expenses of the Registrant to 1% of average net assets, the Advisor paid expenses of the Registrant that exceed the limit in the amount of $66,713, $83,418 and $7,765, respectively. The Registrant paid fees to its Administrator in the amounts of $96,687, $80,015 and $7,111, respectively.


         The Registrant's custodian is PNC Bank, 17th and Market Streets, Philadelphia, PA 19101, which holds its assets. The Registrant's auditors are McGladrey & Pullen, LLP, 555 Fifh Avenue, New York, NY 10017-2416, which audits the Registrant's financial statements and prepares its tax returns.

ITEM 17.  BROKERAGE ALLOCATION

         The Advisory Agreement states that in connection with its duties to arrange for the purchase and the sale of securities held in the portfolio of the Portfolio by placing purchase and sale orders for the Portfolio, the Advisor shall select such broker-dealers ("brokers") as shall, in its judgment, achieve the policy of "best execution," i.e., prompt and efficient execution at the most favorable securities price. In making such selection, the Advisor is authorized in the Advisory Agreement to consider the reliability, integrity and financial condition of the broker. The Advisor also is authorized by the Advisory Agreement to consider whether the broker provides research or statistical information to the Portfolio and/or other accounts of the Advisor.


         The Advisory Agreement states that the commissions paid to brokers may be higher than another broker would have charged if a good faith determination is made by the Advisor that the commission is reasonable in relation to the services provided, viewed in terms of either that particular transaction or the Advisor's overall responsibilities as to the accounts as to which it exercises investment discretion and that the Advisor shall use its judgment in determining that the amount of commissions paid are reasonable in relation to the value of brokerage and research services provided and need not place or attempt to place a specific dollar value on such services or on the portion of commission rates reflecting such services. The Advisory Agreement provides that to demonstrate that such determinations were in good faith, and to show the overall reasonableness of commissions paid, the Advisor shall be prepared to show that commissions paid
(i) were for purposes contemplated by the Advisory Agreement; (ii) were for products or services which provide lawful and appropriate assistance to its decision-making process; and (iii) were within a reasonable range as compared to the rates charged by brokers to other institutional investors as such rates may become known from available information. During the fiscal years ended October 31, 1995, 1994 and 1993, brokerage commissions paid by the Registrant aggregated $59,282, $75,749 and $7,573, respectively.


         The research services discussed above may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic or institutional areas and information assisting the Portfolio in the valuation of the Portfolio's investments. The research which the Advisor receives for the Portfolio's brokerage commissions, whether or not useful to the Portfolio, may be useful to it in managing the accounts of its other advisory clients. Similarly, the research received for the commissions of such accounts may be useful to the Portfolio.

         Money market instruments usually trade on a "net" basis as well. On occasion, certain money market instruments may be purchased by the Portfolio directly from an issuer in which case no commissions or discounts are paid. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter`s concession or discount.

ITEM 18. CAPITAL STOCK AND OTHER SECURITIES

         See Part A.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

         The net asset value of the Portfolio's Interests will fluctuate and is determined as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m. Eastern time) each business day. The Exchange annually announces the days on which it will not be open for trading. The most recent announcement indicates that it will not be open on the following days: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the Exchange may close on days not included in that announcement.

         The net asset value per Interest is computed by dividing the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of Interests in the Portfolio outstanding at such time.

ITEM 20.  TAX STATUS

         The Portfolio does not expect to be subject to any income taxes. However, each investor in the Portfolio will be taxable on its share of the Portfolio's ordinary income and capital gain.

ITEM 21.  UNDERWRITERS

         Not applicable.

ITEM 22.  CALCULATION OF PERFORMANCE DATA

         Not applicable.

                                    APPENDIX

                             DESCRIPTION OF RATINGS

MOODY'S INVESTORS SERVICE, INC.: CORPORATE BOND RATINGS

         Aaa--Bonds which are rated Aaa are judged to be of the best quality and carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa---Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

         Moody's applies numerical modifiers "1", "2" and "3" to both the Aaa and Aa rating classifications. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

         A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

STANDARD & POOR'S CORPORATION: CORPORATE BOND RATINGS

         AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

         AA--Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

         A--Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

COMMERCIAL PAPER RATINGS

         Moody's commercial paper ratings are assessments of the issuer's ability to repay punctually promissory obligations. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: Prime 1--highest quality; Prime 2--higher quality; Prime 3--high quality.

         A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest.

         Issues assigned the highest rating, A, are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers "1", "2" and "3" to indicate the relative degree of safety. The designation A-1 indicates that the degree of safety regarding timely payment is either overwhelming or very strong. A "+" designation is applied to those issues rated "A-1" which possess extremely strong safety characteristics. Capacity for timely payment on issues with the designation "A-2" is strong. However, the relative degree of safety is not as high as for issues designated A-1. Issues carrying the designation "A-3" have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effect of changes in circumstances than obligations carrying the higher designations.


ITEM 23. FINANCIAL STATEMENTS




PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995
EQUITY SECURITIES - 94.6%                                                                  Shares          Value
Aerospace/Defense .. 0.5%
------------------------------------------------------------------------------------------------------------------------------------
OEA, Inc.                                                                                   23,900   $     651,275
------------------------------------------------------------------------------------------------------------------------------------
Apparel & Shoes .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
Eastbay, Inc.                                                                                4,000          85,000
------------------------------------------------------------------------------------------------------------------------------------
Audio/Video .. 0.5%
------------------------------------------------------------------------------------------------------------------------------------
Harman International Industries, Inc.                                                       14,595         673,194
------------------------------------------------------------------------------------------------------------------------------------
Bar Coding Systems .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
Peak Technologies Group, Inc.                                                                6,800         171,700
------------------------------------------------------------------------------------------------------------------------------------
Beverages .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
Big Rock Brewery Ltd.*                                                                      12,900         129,000
------------------------------------------------------------------------------------------------------------------------------------
Beverage/Food .. 0.3%
------------------------------------------------------------------------------------------------------------------------------------
Redhook Ale Brewer, Inc.                                                                    12,800         377,600
------------------------------------------------------------------------------------------------------------------------------------
Bio Technology .. 0.2%
------------------------------------------------------------------------------------------------------------------------------------
Protein Design Labs, Inc.                                                                   13,500         226,125
------------------------------------------------------------------------------------------------------------------------------------
Builder .. 0.2%
------------------------------------------------------------------------------------------------------------------------------------
Palm Harbor Homes, Inc.                                                                     16,600         313,325
------------------------------------------------------------------------------------------------------------------------------------
Building Products .. 5.4%
------------------------------------------------------------------------------------------------------------------------------------
Fastenal Co.                                                                               204,000       7,101,750
------------------------------------------------------------------------------------------------------------------------------------
Business Services .. 2.8%
------------------------------------------------------------------------------------------------------------------------------------
Accustaff Inc.*                                                                             28,900       1,286,050
Apac Teleservices, Inc.                                                                     20,000         505,000
Dendrite International, Inc.                                                                11,000         191,125
Health Management Systems, Inc.                                                              9,750         312,000

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares          Value
Business Services, continued
------------------------------------------------------------------------------------------------------------------------------------
PMT Services, Inc.*                                                                         31,700       $ 851,938
Rural Metro Corp.                                                                           10,400         249,600
SPS Transaction Services Corp.                                                              12,000         316,500
------------------------------------------------------------------------------------------------------------------------------------
               Total Business Services                                                                   3,712,213
------------------------------------------------------------------------------------------------------------------------------------
Computer Hardware .. 1.8%
------------------------------------------------------------------------------------------------------------------------------------
Alantec Corp.                                                                               17,000         607,750
CDW Computers Centers, Inc.*                                                                25,100       1,217,350
Zebra Technologies Corp., Class A                                                            7,500         446,250
------------------------------------------------------------------------------------------------------------------------------------
               Total Computer Hardware                                                                   2,271,350
------------------------------------------------------------------------------------------------------------------------------------
Computer Services .. 2.8%
------------------------------------------------------------------------------------------------------------------------------------
Cambridge Technology Partners, Inc.                                                         14,700         834,225
Cycare Systems, Inc.                                                                         5,000         155,000
Datastream Systems, Inc.                                                                    13,700         304,825
Dataworks Corp.                                                                              7,000          97,125
Gartner Group, Inc., Class A                                                                14,000         610,750
HBO & Co.                                                                                    5,900         417,425
HCIA, Inc.                                                                                  18,100         493,225
Itron, Inc.                                                                                 19,600         568,400
------------------------------------------------------------------------------------------------------------------------------------
               Total Computer Services                                                                   3,480,975
------------------------------------------------------------------------------------------------------------------------------------
Computer Software .. 15.9%
------------------------------------------------------------------------------------------------------------------------------------
Aspen Technology, Inc.*                                                                     14,200         390,500
Astea International, Inc.                                                                   10,500         189,000
Avid Technology Inc.*                                                                       22,300         975,625
BDM International, Inc.                                                                     13,400         335,000
Computron Software, Inc.                                                                     4,600          78,200
Eagle Point Software Corp.                                                                   7,700         148,225
Electronics For Imaging, Inc.                                                               14,900       1,225,525
Epic Design Technology, Inc.*                                                               10,000         460,000
Fiserv, Inc.*                                                                               42,700       1,099,525

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares          Value
Computer Software, continued
------------------------------------------------------------------------------------------------------------------------------------
HNC Software, Inc.                                                                          10,200       $ 260,100
Hyperion Software Corp.                                                                     14,200         699,350
Integrated Systems, Inc.                                                                     2,000          70,000
McAfee Associates                                                                            6,700         390,275
Microchip Technology, Inc.                                                                  82,200       3,262,313
Netmanage, Inc.                                                                             12,000         244,500
Netscape Communications Corp.                                                                7,800         686,400
Network General Corp.*                                                                      27,200       1,128,800
Parametric Technology Corp.*                                                                58,400       3,905,500
Peoplesoft, Inc.*                                                                           16,400       1,410,400
Pinnacle Systems, Inc.                                                                       6,600         207,075
Platinum Technology, Inc.                                                                   12,200         222,650
Pure Software, Inc.                                                                          4,300         158,025
Smith Micro Software, Inc.                                                                  13,000         159,250
Softkey International, Inc.                                                                 20,300         639,450
Software Artistry, Inc.                                                                      3,800          62,700
Synopsys, Inc.*                                                                             42,200       1,582,500
Transactions Systems Architects, Inc.                                                       22,000         572,000
------------------------------------------------------------------------------------------------------------------------------------
               Total Computer Software                                                                  20,562,888
------------------------------------------------------------------------------------------------------------------------------------
Cosmetics and Soaps .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
USA Detergents, Inc.                                                                         7,000         178,500
------------------------------------------------------------------------------------------------------------------------------------
Credit & Finance .. 1.6%
------------------------------------------------------------------------------------------------------------------------------------
DVI, Inc.                                                                                   13,900         184,175
First USA, Inc.                                                                             37,000       1,702,000
General Acceptance Corp.                                                                     8,300         219,950
------------------------------------------------------------------------------------------------------------------------------------
               Total Credit & Finance                                                                    2,106,125
------------------------------------------------------------------------------------------------------------------------------------
Discount .. 0.6%
------------------------------------------------------------------------------------------------------------------------------------
Dollar Tree Stores, Inc.                                                                    26,800         723,600

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares          Value
Drugs .. 0.6%
------------------------------------------------------------------------------------------------------------------------------------
Watson Pharmaceuticals, Inc.                                                                18,500       $ 827,875
------------------------------------------------------------------------------------------------------------------------------------
Educational Programs .. 1.0%
------------------------------------------------------------------------------------------------------------------------------------
Apollo Group, Inc., Class A                                                                 27,399         719,224
Minnesota Educational Computing Corp.                                                       18,200         564,200
------------------------------------------------------------------------------------------------------------------------------------
               Total Educational Programs                                                                1,283,424
------------------------------------------------------------------------------------------------------------------------------------
Electric Components/Semiconductors .. 9.0%
------------------------------------------------------------------------------------------------------------------------------------
Adflex Solutions, Inc.                                                                      13,700         363,050
Alliance Semiconductor Corp.*                                                                5,625         172,969
Atmel Corp.*                                                                               128,000       4,000,000
Brooks Automation Inc.                                                                      15,300         275,400
C.P. Clare Corp.                                                                            18,900         489,037
Electroglas, Inc.*                                                                          20,700       1,454,175
Information Storage Devices, Inc.                                                           16,800         365,400
Linear Technology Corp.                                                                     85,200       3,727,500
Mattson Technology, Inc.*                                                                   16,600         365,200
Ontrak Systems, Inc.                                                                         9,000         176,625
Paradigm Technology, Inc.                                                                   18,400         404,800
------------------------------------------------------------------------------------------------------------------------------------
               Total Electric Components/Semiconductors                                                 11,794,156
------------------------------------------------------------------------------------------------------------------------------------
Electrical Equipment/Peripherals .. 0.9%
------------------------------------------------------------------------------------------------------------------------------------
American Superconductor Corp.*                                                              17,750         186,375
Anadigics, Inc.                                                                              9,800         218,050
Cybex Computer Products Corp.                                                                1,600          32,800
Eltron International, Inc.                                                                  11,800         383,500
Micros Systems, Inc.                                                                         8,600         320,350
------------------------------------------------------------------------------------------------------------------------------------
               Total Electrical Equipment/Peripherals                                                    1,141,075
------------------------------------------------------------------------------------------------------------------------------------
Electrical Products .. 0.5%
------------------------------------------------------------------------------------------------------------------------------------
Chicago Miniature Lamp, Inc.                                                                13,500         236,250
Pacific Scientific Co.                                                                      21,700         458,413
------------------------------------------------------------------------------------------------------------------------------------
               Total Electrical Products                                                                   694,663

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares          Value
Electronics .. 2.9%
------------------------------------------------------------------------------------------------------------------------------------
Burr-Brown Corp.                                                                             6,700       $ 217,750
LAM Research Corp.*                                                                         14,100         858,338
Maxim Integrated Products, Inc.                                                             32,500       2,429,375
Plasma & Materials Technologies, Inc.                                                       11,500         132,250
Semitool, Inc.                                                                               7,700         125,125
------------------------------------------------------------------------------------------------------------------------------------
               Total Electronics                                                                         3,762,838
------------------------------------------------------------------------------------------------------------------------------------
Engineering & Construction .. 0.5%
------------------------------------------------------------------------------------------------------------------------------------
Oakwood Homes Corp.                                                                         15,200         570,000
------------------------------------------------------------------------------------------------------------------------------------
Entertainment & Leisure .. 2.3%
------------------------------------------------------------------------------------------------------------------------------------
HFS, Inc.                                                                                   47,500       2,909,375
Sinclair Broadcasting Group, Inc., Class A                                                   4,000          83,000
------------------------------------------------------------------------------------------------------------------------------------
               Total Entertainment & Leisure                                                             2,992,375
------------------------------------------------------------------------------------------------------------------------------------
Financial Services .. 2.1%
------------------------------------------------------------------------------------------------------------------------------------
Advanta Corp., Class B                                                                      10,600         378,950
Bisys Group, Inc.*                                                                          23,100         646,800
Credit Acceptance Corp.*                                                                    44,400       1,043,400
Oxford Resources Corp.*                                                                     26,800         703,500
------------------------------------------------------------------------------------------------------------------------------------
               Total Financial Services                                                                  2,772,650
------------------------------------------------------------------------------------------------------------------------------------
Funeral Services .. 0.3%
------------------------------------------------------------------------------------------------------------------------------------
Myriad Genetics, Inc.                                                                       13,600         367,200
------------------------------------------------------------------------------------------------------------------------------------
Gaming .. 0.2%
------------------------------------------------------------------------------------------------------------------------------------
Trump Hotels & Casino Resorts, Inc.                                                         18,700         317,900
------------------------------------------------------------------------------------------------------------------------------------
Health Industry Services .. 0.6%
------------------------------------------------------------------------------------------------------------------------------------
Physician Reliance Network                                                                  25,300         841,225

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares          Value
Household Products .. 0.9%
------------------------------------------------------------------------------------------------------------------------------------
Blyth Industries, Inc.*                                                                     13,400       $ 676,700
Duracraft Corp.*                                                                            19,800         430,650
------------------------------------------------------------------------------------------------------------------------------------
               Total Household Products                                                                  1,107,350
------------------------------------------------------------------------------------------------------------------------------------
Industrials .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
Continental Waste Industries, Inc.                                                          10,000         172,500
------------------------------------------------------------------------------------------------------------------------------------
Insurance .. 6.4%
------------------------------------------------------------------------------------------------------------------------------------
HCC Insurance Holdings, Inc.*                                                               35,000       1,216,250
Healthsource, Inc.*                                                                         18,100         959,300
Oxford Health Plans, Inc.*                                                                  79,400       6,213,050
------------------------------------------------------------------------------------------------------------------------------------
               Total Insurance                                                                           8,388,600
------------------------------------------------------------------------------------------------------------------------------------
Machinery/Tools .. 0.4%
------------------------------------------------------------------------------------------------------------------------------------
Cognex Corp.                                                                                 8,400         501,900
------------------------------------------------------------------------------------------------------------------------------------
Manufacturing .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
Ultralife Batteries, Inc.                                                                    6,900         139,725
------------------------------------------------------------------------------------------------------------------------------------
Medical/Dental Products ..0.9%
------------------------------------------------------------------------------------------------------------------------------------
Arrow International, Inc.                                                                   27,000       1,154,250
------------------------------------------------------------------------------------------------------------------------------------
Medical/Dental Services .. 1.8%
------------------------------------------------------------------------------------------------------------------------------------
Avecor Cardiovascular, Inc.                                                                 38,000         703,000
Compdent Corp.                                                                              19,100         594,487
Orthodontic Centers of America, Inc.                                                        13,500         432,000
Pediatrix Medical Group, Inc.                                                                8,900         192,463
Quintiles Transnational Corp.                                                                6,600         424,050
------------------------------------------------------------------------------------------------------------------------------------
               Total Medical/Dental Services                                                             2,346,000

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares          Value
Medical Instruments .. 0.2%
------------------------------------------------------------------------------------------------------------------------------------
Angeion Corp.                                                                               25,700       $ 195,962
------------------------------------------------------------------------------------------------------------------------------------
Medical Products .. 5.7%
------------------------------------------------------------------------------------------------------------------------------------
Gulf South Medical Supply*                                                                  30,400         630,800
IDEXX Laboratories, Inc.*                                                                  110,700       4,511,025
Isolyser Company, Inc.*                                                                     29,400         525,525
Omnicare, Inc.                                                                              11,400         413,250
Target Therapeutics, Inc.*                                                                  17,500       1,356,250
------------------------------------------------------------------------------------------------------------------------------------
               Total Medical Products                                                                    7,436,850
------------------------------------------------------------------------------------------------------------------------------------
Medical Services .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
Medpartners, Inc.                                                                            4,100         114,800
------------------------------------------------------------------------------------------------------------------------------------
Medical Specialties .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
Neopath, Inc.                                                                                7,700         173,250
------------------------------------------------------------------------------------------------------------------------------------
Networking .. 1.9%
------------------------------------------------------------------------------------------------------------------------------------
Ascend Communications, Inc.                                                                 24,000       1,560,000
Fore Systems, Inc.                                                                          13,300         704,900
Legato Systems, Inc.                                                                         4,700         171,550
SDL, Inc.                                                                                    4,000         102,000
------------------------------------------------------------------------------------------------------------------------------------
               Total Networking                                                                          2,538,450
------------------------------------------------------------------------------------------------------------------------------------
Office Equipment/Supplies .. 1.6%
------------------------------------------------------------------------------------------------------------------------------------
Viking Office Products, Inc.*                                                               48,000       2,136,000
------------------------------------------------------------------------------------------------------------------------------------
Office Products .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
U.S. Office Products Co.                                                                    10,400         178,100
------------------------------------------------------------------------------------------------------------------------------------
Package Goods/Cosmetics .. 0.7%
------------------------------------------------------------------------------------------------------------------------------------
Luxottica Group SPA Sponsored ADR                                                           18,900         921,375

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares          Value
Pharmaceuticals .. 0.3%
------------------------------------------------------------------------------------------------------------------------------------
Express Scripts, Inc.*                                                                      10,700       $ 406,600
------------------------------------------------------------------------------------------------------------------------------------
Pollution Control .. 0.8%
------------------------------------------------------------------------------------------------------------------------------------
United Waste Systems, Inc.                                                                  11,600         458,200
USA Waste Services, Inc.                                                                    29,600         621,600
------------------------------------------------------------------------------------------------------------------------------------
               Total Pollution Control                                                                   1,079,800
------------------------------------------------------------------------------------------------------------------------------------
Publishing/Advertising .. 0.6%
------------------------------------------------------------------------------------------------------------------------------------
IVI Publishing Inc.*                                                                        29,200         292,000
United International Holdings, Class A*                                                     34,300         540,225
------------------------------------------------------------------------------------------------------------------------------------
               Total Publishing/Advertising                                                                832,225
------------------------------------------------------------------------------------------------------------------------------------
Radio, Television & Broadcasting .. 1.0%
------------------------------------------------------------------------------------------------------------------------------------
Clear Channel Communications, Inc.*                                                         15,650       1,283,300
Emmis Broadcasting Corp., Class A                                                            2,000          53,000
------------------------------------------------------------------------------------------------------------------------------------
               Total Radio, Television & Broadcasting                                                    1,336,300
------------------------------------------------------------------------------------------------------------------------------------
Real Estate .. 0.8%
------------------------------------------------------------------------------------------------------------------------------------
Insignia Financial Group, Class A*                                                          37,900       1,023,300
------------------------------------------------------------------------------------------------------------------------------------
Real Estate Investment .. 0.4%
------------------------------------------------------------------------------------------------------------------------------------
Apartment Investment & Management Co., Class A*                                             24,000         483,000
Storage USA, Inc.                                                                            2,200          64,350
------------------------------------------------------------------------------------------------------------------------------------
               Total Real Estate Investment                                                                547,350
------------------------------------------------------------------------------------------------------------------------------------
Restaurants .. 2.0%
------------------------------------------------------------------------------------------------------------------------------------
Lone Star Steakhouse & Saloon*                                                              30,200       1,166,475
Outback Steakhouse, Inc.*                                                                   33,000       1,035,375
Starbucks Corp.*                                                                            11,000         431,750
------------------------------------------------------------------------------------------------------------------------------------
               Total Restaurants                                                                         2,633,600

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares          Value
Retail .. 3.8%
------------------------------------------------------------------------------------------------------------------------------------
Concord EFS, Inc.                                                                           24,750       $ 853,875
Cooper & Chyan Technology, Inc.                                                              4,000          56,500
Creative Computers, Inc.                                                                     9,500         275,500
Just For Feet, Inc.                                                                         15,000         354,375
Kenneth Cole Productions, Class A*                                                          24,100         985,088
Sunglass Hut International, Inc.*                                                           92,200       2,512,450
------------------------------------------------------------------------------------------------------------------------------------
               Total Retail                                                                              5,037,788
------------------------------------------------------------------------------------------------------------------------------------
Specialty Chains .. 1.2%
------------------------------------------------------------------------------------------------------------------------------------
Baby Superstore, Inc.*                                                                      18,450         871,762
Garden Ridge Corp.                                                                          17,700         632,775
------------------------------------------------------------------------------------------------------------------------------------
               Total Specialty Chains                                                                    1,504,537
------------------------------------------------------------------------------------------------------------------------------------
Technology .. 0.5%
------------------------------------------------------------------------------------------------------------------------------------
Checkfree Corp.                                                                              5,500         116,188
Oak Technology, Inc.                                                                         6,800         372,300
Verity, Inc.                                                                                 3,000         110,250
------------------------------------------------------------------------------------------------------------------------------------
               Total Technology                                                                            598,738
------------------------------------------------------------------------------------------------------------------------------------
Telecommunications .. 5.3%
------------------------------------------------------------------------------------------------------------------------------------
Active Voice, Corp.                                                                         15,700         412,125
Arch Communications Group                                                                   15,400         417,725
Aspect Telecommunications Corp.                                                             12,000         412,500
CAI Wireless Systems*                                                                       13,800         113,850
Cascade Communications Corp.                                                                17,000       1,211,250
Coherent Communications System Corp.                                                        24,400         500,581
Colonial Data Technologies Corp.                                                            14,300         196,625
DSP Communications, Inc.                                                                    20,200         732,250
Glenayre Technologies, Inc.*                                                                17,550       1,127,587
Inter-Tel, Inc., Class A                                                                    15,700         233,537
MIDCOM Communications, Inc.                                                                 17,000         255,000
MRV Communications, Inc.                                                                    20,300         385,700

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares          Value
Telecommunications, continued
------------------------------------------------------------------------------------------------------------------------------------

P-Com, Inc.                                                                                 34,200       $ 589,950
Pronet, Inc.                                                                                 8,000         204,000
Tel-Save Holdings, Inc.                                                                      6,500          90,187
------------------------------------------------------------------------------------------------------------------------------------
               Total Telecommunications                                                                  6,882,867
------------------------------------------------------------------------------------------------------------------------------------
Textiles .. 2.7%
------------------------------------------------------------------------------------------------------------------------------------
Tommy Hilfiger Corp.                                                                        93,700       3,572,313
------------------------------------------------------------------------------------------------------------------------------------
Transportation .. 0.2%
------------------------------------------------------------------------------------------------------------------------------------
Atlas Air, Inc.                                                                              6,500          96,687
Railtex Inc.*                                                                                5,500         114,125
------------------------------------------------------------------------------------------------------------------------------------
               Total Transportation                                                                        210,812
------------------------------------------------------------------------------------------------------------------------------------
Wireless Services .. 0.1%
------------------------------------------------------------------------------------------------------------------------------------
Wireless One, Inc.                                                                           9,900         116,325
------------------------------------------------------------------------------------------------------------------------------------
               Total Common Stock (Cost $69,648,751)                                                   123,417,668
------------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL PAPER .. 4.7%
------------------------------------------------------------------------------------------------------------------------------------
Ford Motor Credit Co., 5.73%, 11/22/95                                                $  6,000,000       6,000,000
------------------------------------------------------------------------------------------------------------------------------------
               Total Commercial Paper (Cost $6,000,000)                                                  6,000,000
------------------------------------------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS .. 0.8%
------------------------------------------------------------------------------------------------------------------------------------
Lehman Government Securities, Inc., 5.56%, due 11/1/95
(Collateralized by $1,092,315 U.S. Treasury Note, 7.50%,
due 1/31/97) (Cost $1,060,500)                                                           1,060,500       1,060,500
------------------------------------------------------------------------------------------------------------------------------------
               Total Investments (Cost $76,709,251) 100.1%                                             130,478,168

PIC SMALL CAP. PORTFOLIO
Statement of Net Assets as of October 31, 1995
OTHER ASSETS - 0.4%
------------------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                          $ 43
Receivables:
      For investment securities sold                                                                       465,642
      Dividends and interest                                                                                13,467
Prepaid insurance       997
Deferred organization costs                                                                                 30,000
Other assets                                                                                                13,254
------------------------------------------------------------------------------------------------------------------------------------
               Total other assets                                                                          523,403
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES - (0.5%)
------------------------------------------------------------------------------------------------------------------------------------
Payable for investment securities purchased                                                                566,575
Accrued expenses                                                                                           102,979
------------------------------------------------------------------------------------------------------------------------------------
               Total liabilities                                                                           669,554
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NET ASSETS - 100.0%                                                                             $130,332,017
------------------------------------------------------------------------------------------------------------------------------------

*Non-incoming producing security.

See Notes to Financial Statements.

PIC SMALL CAP. PORTFOLIO
Statement of Operations Year ended October 31, 1995

INVESTMENT INCOME
------------------------------------------------------------------------------------------------------------------------------------
Income:
------------------------------------------------------------------------------------------------------------------------------------
         Dividends                                                                                       $ 241,548
         Interest                                                                                          234,038
------------------------------------------------------------------------------------------------------------------------------------
         Total income                                                                                      475,586
====================================================================================================================================

Expenses:
------------------------------------------------------------------------------------------------------------------------------------
         Investment advisory fee (Note 3)                                                                  771,499
         Administration fees                                                                                96,687
         Accounting services fee                                                                            66,383
         Custodian fee                                                                                      37,018
         Auditing fee                                                                                       20,498
         Trustees fees                                                                                      17,100
         Legal fee                                                                                           4,997
         Amortization of organization costs                                                                  9,998
         Miscellaneous                                                                                       6,907
------------------------------------------------------------------------------------------------------------------------------------
         Total expenses                                                                                  1,031,087
         Less, reimbursement/waiver from Advisor (Note 3)                                                  (66,713)
------------------------------------------------------------------------------------------------------------------------------------
         Net expenses                                                                                      964,374
====================================================================================================================================

Net investment loss                                                                                       (488,788)


------------------------------------------------------------------------------------------------------------------------------------
NET REALIZED & UNREALIZED GAIN (LOSS) ON INVESTMENTS
------------------------------------------------------------------------------------------------------------------------------------
         Net realized loss from security transactions                                                     (792,768)
         Change in net unrealized appreciation of investments for the period                            39,983,109
------------------------------------------------------------------------------------------------------------------------------------
Net gain on investments                                                                                 39,190,341


------------------------------------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                   $38,701,553
------------------------------------------------------------------------------------------------------------------------------------



See Notes to Financial Statements.

PIC SMALL CAP. PORTFOLIO
Statement of Changes in Net Assets

INCREASE IN NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Year              Year
                                                                                ended             ended
From operations:                                                          October 31, 1995  October 31, 1994
------------------------------------------------------------------------------------------------------------------------------------
      Net investment loss                                                     $ (488,788)       $ (394,381)
      Net realized loss on investments                                          (792,768)      (12,561,396)
      Change in unrealized appreciation of investments                        39,983,109        11,985,101
------------------------------------------------------------------------------------------------------------------------------------
      Net increase (decrease) in net assets resulting from operations         38,701,553          (970,676)

====================================================================================================================================

Transactions in interests:
      Contributions by Holders                                                12,662,902         5,598,213
      Withdrawals by Holders                                                  (5,287,514)       (2,952,207)
------------------------------------------------------------------------------------------------------------------------------------
      Net increase in net assets from transactions in interests                7,375,388         2,646,006

====================================================================================================================================

Total increase in net assets                                                  46,076,941         1,675,330


------------------------------------------------------------------------------------------------------------------------------------
NET ASSETS:
------------------------------------------------------------------------------------------------------------------------------------
Beginning of year                                                             84,255,076        82,579,746
------------------------------------------------------------------------------------------------------------------------------------
End of year                                                                 $130,332,017       $84,255,076
------------------------------------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.

PIC SMALL CAP. PORTFOLIO
Notes to Financial Statements  October 31, 1995

1 - ORGANIZATION
--------------------------------------------------------------------------------
      PIC Small Cap. Portfolio (the "Portfolio") was organized on March 22, 1993 as a trust under the laws of the State of New York. The beneficial interests in the Portfolio are divided into an unlimited number of non-transferable Interests, par value $.01 each. The Portfolio is registered under the Investment Company Act of 1940 as an open-end, diversified management investment company.
2 - SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------
      The following is a summary of significant accounting policies consistently followed by the Portfolio. These policies are in conformity with generally accepted accounting principles.

     A. Valuation of Securities. Equity securities listed on a national securities exchange or traded on the NASDAQ system are valued at their last sale price. Other equity securities and debt securities for which market quotations are readily available are valued at the mean between their bid and asked price, except that debt securities maturing within 60 days are valued on an amortized cost basis. Securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Board of Trustees.

     B. Federal Income Taxes. The Portfolio intends to comply with the requirements of the Internal Revenue Code applicable to it. Therefore, no federal income tax provision is required.

     C. Deferred Organization Expense. Organization costs of the Portfolio are being amortized on a straight line basis over a period of sixty months. During the amortization period the proceeds of any redemption of the original Interests in the Portfolio by any Holder thereof will be reduced by a pro rata portion of any then unamortized organization costs based on the ratio of Interests redeemed to the total initial Interests outstanding prior to the redemption.

     D. Other. Securities transactions are recorded on the trade date basis. Realized gains and losses from securities transactions are reported on an identified cost basis. Interest is recorded as accrued, and dividend income is
recorded  on  the   ex-dividend   date.

3  -   TRANSACTIONS   WITH   AFFILIATES
--------------------------------------------------------------------------------
The Portfolio has entered into an investment advisory agreement with Provident Investment Counsel, Inc. ("PIC") and an administration agreement with Investment Company Administration Corporation ("ICAC"), pursuant to which agreements certain employees of these entities serve as officers and/or trustees of the Portfolio. PIC and ICAC also provide management services necessary for the operations of the Portfolio and furnish office facilities. PIC receives a fee for its services to the Portfolio at the rate of 0.80% of the average daily net assets of the Portfolio. PIC has voluntarily agreed to limit the total expenses of the Portfolio to an annual rate of 1.00% of the Portfolio's average net assets. During the year ended October 31, 1995, PIC received $704,786 in fees from the Portfolio, after deducting fees waived and expenses reimbursed of $66,713. ICAC receives an annual fee for its services at the rate of .10% of average daily net assets of the Portfolio. Fees paid to ICAC pursuant to the agreement totalled $96,687 for the year ended October 31, 1995.

PIC SMALL CAP. PORTFOLIO
Notes to Financial Statements, continued

4 - INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------
      During the year ended October 31, 1995, purchases and sales of investment securities, other than short-term obligations, were $46,938,148 and $42,275,581, respectively. The cost of securities for federal income tax purposes was $76,730,851. The aggregate gross unrealized appreciation and depreciation of portfolio securities, based on cost for federal income tax purposes, was as follows:

            Unrealized appreciation                         $55,430,938
            Unrealized depreciation                          (1,683,622)
--------------------------------------------------------------------------------
            Net unrealized appreciation                     $53,747,316
================================================================================

5 - SELECTED RATIO DATA

------------------------------------------------------------------------------------------------------------------------------------
                                                                Year                Year         September 30, 1993*
                                                                ended               ended              through
                                                          October 31, 1995    October 31, 1994    October 31, 1993
------------------------------------------------------------------------------------------------------------------------------------


            Ratios to average net assets:++
                   Operating expenses                         1.00%+               1.00%               1.00%+
                   Net investment loss                        (.51%)+              (.49%)              (.79%)+

            Portfolio turnover rate                          45.45%               63.89%               6.06%






+Annualized.

++Net of expense reimbursements equivalent to 0.07%, 0.10% and 0.11% of average net assets, respectively.

*Commencement of Operations.

PIC SMALL CAP. PORTFOLIO
Independent Auditor's Report
To the Board of Trustees of,
      and the holders of Interests in,
      PIC Small Cap. Portfolio

      We have audited the accompanying statement of assets of PIC Small Cap. Portfolio as of October 31, 1995, the related statement of operations for the year then ended and the statement of changes in net assets for each of the two years in the period then ended. These financial statements are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PIC Small Cap. Portfolio as of October 31, 1995, the results of its operations and the changes in its net assets for the periods indicated, in conformity with generally accepted accounting principles.



                                                     McGladrey & Pullen, LLP

New York, New York
November 22, 1995

                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements:


                  The following financial statements are included in Part B:
                           Statement of Net Assets as of October 31, 1995 Statement of Operations, Year ended October 31, 1995 Statement of Changes in Net Assets, Year ended
                             October 31, 1995 and Period ended October 31, 1994
                           Notes to Financial Statements, October 31, 1995 Independent Auditor's Report


         (b)      Exhibits:

                  (1)      Declaration of Trust(1)
                  (2)      Not applicable
                  (3)      Not applicable
                  (4)      Not applicable
                  (5)      Management Agreement(1)
                  (6)      Not applicable
                  (7)      Not applicable
                  (8)      Custodian Agreement
                  (9)      Administration Agreement(1)
                  (10)     Not applicable
                  (11)     Consent of McGladrey & Pullen
                  (12)     Not applicable
                  (13)     Investment letter
                  (14)     Not applicable
                  (15)     Not applicable
                  (16)     Not applicable

         (1) Previously filed with the Registration Statement on Form N-1A of PIC Small Cap. Portfolio, File No. 811-8060, on October 1, 1993 and incorporated herein by reference.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         None.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.


         As of February 28, 1996, there were two record Holders of Interests in the Registrant.

Item 27.  Indemnification.

         Article V of Registrant's Declaration of Trust, states as follows:

                  1. Definitions. As used in this Article, the following terms shall have the meanings set forth below:

                           (a) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser, sub-adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                           (b) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                           (c) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                           (d) the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                           (e) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

                  2. Indemnification. The Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, to the maximum extent permitted by law. However, the Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

                  3. Advance of Expenses. Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding. Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         Provident Investment Counsel, Inc. is the investment advisor of the Registrant. For information as to the business, profession, vocation or employment of a substantial nature of Provident Investment Counsel, Inc., reference is made to the Form ADV filed under the Investment Advisers Act of 1940 by Provident Investment Counsel, Inc.

ITEM 29.  PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS.

         The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of Registrant and Registrant's custodian, as follows: the documents required to be maintained by paragraphs (4), (5), (6), (7), (10) and (11) of Rule 31a-1(b) will be maintained by the Registrant's Administrator, and all other records will be maintained by the Custodian.

ITEM 31. MANAGEMENT SERVICES.

         Not applicable.

ITEM 32. UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pasadena and State of California on the 28th day of February, 1996.


                                           PIC SMALL CAP. PORTFOLIO

                                   By      /s/ Robert H. Wadsworth
                                           ----------------------------
                                            Robert H. Wadsworth
                                            Assistant Secretary